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                                                                    EXHIBIT 23.5
                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Independent Certified Public Accountants" and to the use of our report dated April 15, 1994, with respect to the financial statements of Liquipure Technologies, Inc. included in the Registration Statement (Form S-3) and related Prospectus of United States Filter Corporation for the registration of 5,750,000 shares of its common stock.

                                          ERNST & YOUNG LLP

Stamford, Connecticut
March 17, 1995